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                                                                     Exhibit 2.3
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                              ____________________

                        PATIENT PORTAL TECHNOLOGIES, INC,

                              ____________________



                             SUBSCRIPTION AGREEMENT



                              ____________________



           $7,000,000 Of Company's Five-Year Senior Secured Debentures
                  Convertible Into The Company's Common Stock.


                               ____________________












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                             SUBSCRIPTION PROCEDURES
                             -----------------------

         Convertible Debentures (the "Debentures") of Patient Portal Technologies, Inc., a Delaware corporation ("Company") are being offered pursuant to this Subscription Agreement ("Subscription Agreement"). This offering is being made in accordance with the exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated under the Securities Act.

         In order to purchase Debentures, each subscriber must complete and execute this Subscription Agreement and the accompanying investor questionnaire (the "Questionnaire"). In addition, Holder, as defined herein, must make a payment for the amount being subscribed for hereunder directly to Company. All subscriptions are subject to acceptance by Company, which shall not occur until Company has returned the signed "Company Signature Page".

         The Questionnaire is designed to enable Holder to demonstrate the minimum legal requirements under federal and state securities laws to purchase the Debentures. The signature page for the Questionnaire and the Subscription Agreement contain representations relating to the subscription and should be reviewed carefully by each subscriber.

         If Holder is a foreign person or foreign entity, Holder may be subject to a withholding tax equal to thirty percent (30%) of any dividends paid by Company. In order to eliminate or reduce such withholding tax, Holder must submit a properly executed I.R.S. Form 4224 "Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States" or I.R.S. Form 1001 "Ownership Exemption or Reduced Trade Certificate", claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

         Payment of the full subscription amount will be made by wire transfer by Dutchess Private Equities Fund, Ltd ("Holder") on or prior to the closing per the wire instructions that will be established. In the event of a termination of the offering or the rejection of a subscription, subscription funds will be returned by Company without interest or charges.



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                             SUBSCRIPTION AGREEMENT
                             ----------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC" OR THE "COMMISSION") OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Patient Portal Technologies, Inc.

         This Subscription Agreement is made between Patient Portal Technologies, Inc., a Delaware corporation ("Company"), and the undersigned prospective Holder ("Holder") who is subscribing hereby for Company's secured convertible debentures (the "Debentures") on November 1, 2007. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, together with any Exhibits hereto, relating to an offering (the "Offering") of Seven Million dollars ($7,000,000) of the Debentures. The Offering is limited to accredited investors and is made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act ("Regulation D").

         Contemporaneously with the execution and delivery of this Subscription Agreement, the parties hereto are executing and delivering a Security Agreement, Warrant Agreement, Debenture Registration Rights Agreement and Senior Debenture, all of even date herewith (collectively with the documents referenced in the foregoing documents, the "Transaction Documents").

1.           Subscription.

         (a) The closing shall be deemed to have occurred on November 1, 2007 (the "Closing Date" or a "Closing"); simultaneously with the acquisition by Company of TB&A Hospital Television, Inc. and all of its Subsidiaries (as defined below) ("Acquisition") and the purchase of certain hospital contracts from Worldnet Communications, Inc. as outlined on Exhibit G and incorporated herein by reference ("Asset Purchase"). Company shall pay twelve percent (12%) interest per annum on the unpaid principal amount of the Debenture at such times and in such amounts as outlined in the Debenture.



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

         (b) Upon receipt by Company of the requisite payment for the Debentures being purchased, the Debentures so purchased will be forwarded by Company to Holder or its broker, as listed on the signature page, and the name of Holder will be registered on the Debenture transfer books of Company as the record owner of such Debentures.

         (c) As long as Holder owns the Debenture, Holder shall have the right, to change the terms for the balance of the Debenture it then holds, to match the terms of any other offering of securities made by Company.

         (d) Holder shall fund (i) five million five hundred thousand dollars ($5,750,000) upon the Closing, and an additional (ii) one million five hundred thousand dollars ($1,250,000) upon the filing of the Registration Statement with the SEC.

         (e) Holder will be granted a security interest in all of Company's and its Subsidiaries' assets, currently owned or hereinafter acquired, (as defined in Schedule 3(a) of this Subscription Agreement), as more fully set forth in the Security Agreement.

2.           Representations And Warranties Of Holder.

         Holder hereby represents and warrants to, and agrees with, Company as follows:

              (a) Holder has been furnished with, and has carefully read the applicable form of the Debenture and is familiar with and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, Holder is not relying on Company. Holder has carefully considered and has, to the extent Holder believes such discussion necessary, discussed with Holder's professional legal, tax, accounting and financial advisors the suitability of an investment in Company, by purchasing the Debentures, for Holder's particular tax and financial situation and has determined that the investment being made by Holder is a suitable investment for Holder.

              (b) Holder acknowledges that all documents, records, and books pertaining to this investment which Holder has requested, have been made available for inspection, or Holder has had access thereto.

              (c) Holder has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Company concerning the Offering, and if such opportunity was taken, then all such questions have been answered to the full satisfaction of Holder.

              (d) Holder will not sell, or otherwise dispose of the Debentures or the common stock of Company, par value $0.001 per share (the "Common Stock") issued upon conversion of the Debentures without registration under the Securities Act or applicable state securities laws or compliance with an exemption therefrom including but not limited to


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         Rule 144(b) and 144(k) under the Securities Act (an  "Exemption").  The
         Debentures have not been registered under the Securities Act or under the securities laws of any state. Resales of the Common Stock underlying the Debentures or issued in payment of accrued interest on the Debentures are to be registered by Company pursuant to the terms of the Debenture Registration Rights Agreement incorporated herein and made a part hereof.

              (e) Holder recognizes that an investment in the Debentures involves substantial risks, including loss of the entire amount of such investment. Further, Holder has carefully read and considered the schedules attached hereto.

              (f) Holder acknowledges that each certificate representing the Debentures (and the shares of Common Stock issued upon conversion of the Debentures, unless registered or with an Exemption) or in payment of interest on the Debentures shall be stamped or otherwise imprinted with a legend substantially in the following form:

              THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
              (iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

              If Holder sends a Notice of Conversion (see Exhibit A attached hereto), and a registration statement under the Securities Act is in effect as to the sale, then in such event Company shall have its transfer agent send Holder the appropriate number of shares of Common Stock without restrictive legends (other than a legend referring to the resale registration and prospectus delivery requirements) and not subject to stop transfer instructions.

              (g) If this Subscription Agreement is executed and delivered on behalf of a corporation or legal entity other than a natural person:
         (i) such corporation or other entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of this Subscription Agreement and all other Transaction Documents executed and delivered by or on behalf of such corporation in connection with the purchase of the Debentures, and
         (b) to purchase and hold the Debentures; and (ii) the signature of the party signing on behalf of such corporation or entity is binding upon such corporation.


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              (h) Holder is not  subscribing  for the Debentures as a result of,
         or  pursuant   to,  any   advertisement,   article,   notice  or  other
         communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting, or any other general solicitation.

              (i) Holder is purchasing the Debentures for its own account for investment, and not with a view toward the resale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act. Holder has not offered or sold any portion of the Debentures being acquired nor does Holder have any present intention of dividing the Debentures with others or of selling, distributing or otherwise disposing of any portion of the Debentures either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act provided, however, that by making the representations herein, Holder does not agree to hold any of the Debentures for any minimum or other specific term and reserves the right to dispose of the Debentures at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Holder is neither an underwriter of, nor a dealer in, the Debentures or the Common Stock issuable upon conversion thereof or upon the payment of interest thereon and is not participating in the distribution or resale of the Debentures or the Common Stock issuable upon conversion or exercise thereof. Notwithstanding anything in this Section to the contrary, Holder reserves the right to pledge any of the Debenture for margin purposes and dispose of the Debentures at any time in accordance with federal and state securities laws applicable to such dispositions.

              (j) Holder or Holder's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable Holder to utilize the information made available to Holder in connection with the Offering to evaluate the merits and risks of an investment in the Debentures and to make an informed investment decision with respect thereto.

3.           Representations And Warranties Of Company.

         Except as set forth in the Schedules attached hereto, Company hereby represents and warrants to, and agrees with Holder, as follows:

         a. Organization and Qualification. Company and its "Subsidiaries" (which for purposes of this Subscription Agreement means any entity in which Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Both Company and its Subsidiaries are duly


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qualified to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, the term "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof).

         b. Authorization; Enforcement; Compliance with Other Instruments. (i) Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, and to issue the Debentures in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Debentures pursuant to this Subscription Agreement, have been duly and validly authorized by Company's Board of Directors and no further consent or authorization is required by Company, its Board of Directors, or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by Company, and (iv) the Transaction Documents constitute the valid and binding obligations of Company enforceable against Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         c. Capitalization. As of the date hereof, the authorized capital stock of Company consists of 100,000,000 shares of Common Stock, of which as of the date hereof, approximately 29,602,046 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid for and nonassessable. Except as disclosed in Schedule 3(c), which is attached hereto and made a part hereof, (i) no shares of Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the as otherwise set forth in the Transaction Documents), (v) there are no outstanding securities of Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Company or any of its Subsidiaries is or may become bound


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to redeem a security  of Company or any of its  Subsidiaries,  (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Subscription Agreement, (vii) Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement, and (viii) there is no dispute as to the class of any shares of Company's capital stock. Company has furnished to Holder, or Holder has had access through EDGAR to, true and correct copies of Company's Articles of Incorporation, as in effect on the date hereof (the "Articles Of Incorporation"), and Company's Bylaws, as in effect on the date hereof (the "Bylaws").

         d. Issuance of Debentures. A sufficient number of Debentures issuable pursuant to this Subscription Agreement, but not more than four and ninety-nine one hundredths percent (4.99%) of the shares of Common Stock outstanding as of the date hereof (if, and only if, Company becomes listed on Nasdaq or the American Stock Exchange), has been duly authorized and reserved for issuance pursuant to this Subscription Agreement. Upon issuance in accordance with this Subscription Agreement, the Debentures will be validly issued, fully paid for and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. In the event Company cannot register a sufficient number of shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

         e.  No  Conflicts.  The  execution,  delivery  and  performance  of the
Transaction Documents by Company and the consummation by Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of Company or the Bylaws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the "Principal Market"), applicable to Company or any of its Subsidiaries or by which any property or asset of Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of Company or the Bylaws or their organizational charter or bylaws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in


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

the aggregate have a Material Adverse Effect. The business of Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Subscription Agreement and as required under the Securities Act, Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 3(e), Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

         f. SEC Documents; Financial Statements. Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended ("Exchange Act") (all of the foregoing filed since the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). Company has delivered to Holder or its representatives, or they have had access through EDGAR, to true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, and are not misleading. As of their respective dates, the financial statements of Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude


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

footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of Company to Holder which is not included in the SEC Documents, including, without limitation, information referred to in Section 3(d) hereof, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, and are not misleading.

         g. Absence of Certain Changes. Except as disclosed in Schedule 3(g) or the SEC Documents filed at least thirty (30) days prior to the date hereof, there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of Company or its Subsidiaries which has had or reasonably could have a Material Adverse Effect. Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         h. Absence of Litigation. Except as set forth in Company's SEC filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting Company, the Common Stock or any of Company's Subsidiaries or any of Company's or Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

         i. Acknowledgment Regarding the Purchase of Debentures. Company acknowledges and agrees that Holder is acting solely in the capacity of an arm's-length investor with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Company further acknowledges that Holder is not acting as a financial advisor or fiduciary of Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by Holder or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Holder's purchase of the Debentures. Company further represents to Holder that Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by Company and its representatives.

         j. Intentionally omitted.

         k. Employee Relations. Neither Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of Company or any of its Subsidiaries, is any such dispute threatened. Neither Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) under the Securities Act) has notified Company that such officer intends to leave Company's employ or otherwise terminate such officer's employment with Company.

         l. Intellectual Property Rights. All patents, patent applications, trademark registrations and applications for trademark registration held by Company are owned free and clear of all mortgages, liens, charges or encumbrances whatsoever. No licenses have been granted with respect to these items and Company and its Subsidiaries do not have any knowledge of any infringement by Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth on Schedule 3(l), there is no claim, action or proceeding being made or brought against, or to Company's knowledge, being threatened against, Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual property.

         m. Environmental Laws. Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

         n. Title. Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(n) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries. Any real property and facilities held under lease by Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Company and its Subsidiaries.

         o. Insurance. Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Company believes to be prudent and customary in the businesses in which Company and its Subsidiaries are engaged. Neither Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         p. Regulatory Permits. Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

         q. Internal Accounting Controls. Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         r. No Materially Adverse Contracts. Neither Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Company's officers has or is expected in the future to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of Company's officers has or is expected to have a Material Adverse Effect.

         s. Tax Status. Company has filed all federal and state income tax returns, as required and Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject. Company represents that there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Company know of no basis for any such claim.

         t. Certain Transactions. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and except for arm's-length transactions pursuant to which Company makes payments in the ordinary course of business upon terms no less favorable than Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c) none of the officers, directors, or employees of Company is presently a party to any transaction with Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         u. Dilutive Effect. Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Subscription Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines following the effective date of the registration statement covering the Common Stock underlying the Debentures (the "Effective Date"). Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Subscription Agreement and recognize that they have a potential dilutive effect. The board of directors of Company has concluded, in its good faith business judgment that such issuance is in the best interests of Company. Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction
Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Subscription Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of Company.

         v. Additional Financings. Company shall not, directly nor indirectly, without the prior written consent of Holder, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock, or file any registration statement, including those on Form S-8 for any securities (a "Subsequent Financing"), increase the Company's debt, in either case ending on the later to occur of (i) three hundred and sixty (360) days after the effective date of the registration statement covering resale of the shares of Common Stock underlying the Debentures (also the "Effective Date") or (ii) the date on which the full Face Amount (as that term is defined in the Debenture), accrued interest and penalties, if any, on the Debentures have been paid ("Lock Up Period"), as set forth in the Debenture. Company further agrees that any and all of its officers, insiders, affiliates or other related parties, whether an individual, trust, business or other, shall refrain from selling any Stock during the Lock-Up Period, unless approved by Holder.

         Company hereby unconditionally and irrevocably grants to Holder a right of first refusal ("Right of First Refusal") to provide any additional financing that Company may required during the Option Period (as hereinafter defined), on the terms and subject to the conditions contained in this provision. If during the Option Period, Company desires to secure any financing from any third party ("Proposed Financing"), Company must first deliver a notice of the Proposed Financing ("Proposed Financing Notice") to Holder no less than forty-five (45) days prior to the consummation of such Proposed Financing. Such Proposed Financing Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Financing and the identity of the prospective source of Proposed Financing. To exercise its Right of First Refusal, Holder must deliver a notice to Company ("Company Notice") within five
(5) days after delivery of the Proposed Financing Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by Company and Holder that contains a preexisting right of first refusal, Company and Holder acknowledge and agree that the terms of this

Agreement shall control and the preexisting right of first refusal shall be deemed satisfied in full by compliance with this provision. In the event of a conflict between this Agreement and the Company's Bylaws containing a preexisting right of first refusal, the terms of the Bylaws will control and compliance with the Bylaws shall be deemed full compliance with this provision. For purposes hereof, the term "Option Period" shall mean that period of time commencing on the Closing Date and terminating twenty-four (24) months thereafter.

         If at any time while the Debenture is outstanding, Company issues or agrees to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding prior to the execution of this Agreement) to any person or entity at a price per share or conversion or exercise price per share less than the Maximum Conversion Price (as such term is defined in the Debenture), with or without the consent of Holder, the Maximum Conversion Price shall be reduced to a price equal to ten percent (10%) less than the price of the new issuance. Notwithstanding the foregoing, prior to the final determination of the Maximum Conversion Price , Company shall not sell any Common Stock to any person or entity at a share price less than $0.46 nor shall Company offer any registration rights with respect to such shares. Additionally, if Company shall issue or agree to issue any of the aforementioned securities to any person, firm or corporation at terms deemed by Holder to be more favorable to the other person or entity than the terms or conditions of this Offering, then Holder is granted the right, at its election, to modify any term of this Offering to match any more favorable term provided by Company to such person or entity. The rights of Holder in this Section are in addition to any other right Holder has pursuant to this Subscription Agreement and the Transaction Documents.

         In the event the exercise of the rights described in the preceding paragraph would result in the issuance of an amount of Common Stock of Company that would exceed the maximum amount that may be issued to Holder calculated in the manner described in Section 3(d) of this Subscription Agreement, then the issuance of such additional shares of Common Stock of Company to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in Section 3(d) of this Subscription Agreement. The determination of when such Common Stock may be issued shall be made by Holder.

         The Holder shall permit the Company to close on a revolving credit facility with a bank for general working capital on terms that are mutually agreeable to both the Holder and the Company, in amount not exceeding eight hundred and thirty thousand dollars ($830,000).

         w. Sarbanes-Oxley Compliance. Company hereby acknowledges that they are current with the requirement of Sarbanes-Oxley Act of 2002 ("SOX"), and will remain compliant with SOX and its rules and regulations for reporting requirements in the time frame required by SOX, and any updates to deadlines imposed by SOX.

         x. Code of Ethics. Company has adopted a Code of Ethics and has filed such Code of Ethics with the SEC.

         y. No Disagreements with Accountants, Auditors and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Company to arise, between Company and the accountants, auditors and lawyers formerly or presently used by Company, including but not limited to disputes or conflicts over payment owed to such accountants, auditors or lawyers.

         z. Investment Company. Neither Company nor any Affiliate is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         aa. Company Predecessor. All representations made by or relating to Company of a historical nature and all undertaking described herein shall relate and refer to Company, its predecessors, and the Subsidiaries.

         bb. Option Plan Restrictions. The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by Company has been submitted to Holder or is described in past filings with the SEC. No other plan will be adopted nor may any options or equity not included in such plan be issued until after the Debenture is paid in full.

4.           Covenants Of Company.

         a. Best Efforts. Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in this Subscription Agreement.

         b. Blue Sky. Company shall, at its sole cost and expense, make all filings and reports relating to the offer and sale of the Debentures and the Common Stock underlying the Debentures as required under the applicable securities or "Blue Sky" laws of such states of the United States as specified by Holder or as required by law.

         c. Reporting Status. Until the earlier of (i) the date that Holder may sell all of the Common Stock underlying the Debentures acquired pursuant to this Subscription Agreement without restriction pursuant to Rule 144(k) under the Securities Act, or (ii) the date on which Holder shall have sold all the Common Stock underlying the Debentures, Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and Company shall not terminate its status as a reporting company under the Exchange Act.

         d. Use of Proceeds. Company shall use the entire proceeds from the Debenture exclusively to further the growth and interest of Company. Any other use of the funds contemplated herein, shall be considered a breach of contract and an Event of Default (as such term is defined in the Debenture).

         e. Conditions to Closing. Company shall sign and be in compliance with the Transaction Documents with Holder.

         f. Financial Information. Company agrees to make available to Holder via EDGAR or other electronic means the following: (i) within five (5) business days after the filing thereof with the SEC, a copy of its annual reports on Form 10-KSB, its quarterly reports on Form 10-QSB, any current reports on Form 8-K and any registration statements or amendments filed pursuant to the Securities Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc. (the "NASD")

         g. Reservation of Common Stock. Subject to the following sentence, Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Common Stock underlying the Debentures. In the event that Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance, Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares. Holder shall have the right to reasonably determine the amount of shares to be re-registered such as are necessary to satisfy the terms of the Subscription Agreement.

         h. Listing. Company shall promptly secure the listing of all of the Common Stock underlying the Debentures upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing. Company shall maintain the Common Stock's authorization for quotation on the Principal Market, unless Holder and Company agree otherwise. Neither Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by Company). Company shall promptly provide to Holder copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

         i. Transactions With Affiliates. During the Lock Up Period, Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party") during the Lock Up Period; except for (i) customary employment arrangements and benefit programs on reasonable terms (including changes currently under discussion with Company's Board of Directors concerning the compensation, to be payable in stock, of the Chairman of the Board), (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of Company. For purposes hereof, any director who is also an officer of Company or any Subsidiary of Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a five percent (5%) or more equity interest in that person or entity, (ii) has five percent (5%) or more common ownership with that person or entity, (iii) controls that person or entity, or
(iv) shares common control with that person or entity. "Control" or "Controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         j. Corporate Existence. Company shall use its commercially reasonable best efforts to preserve and continue the corporate existence of Company.

         k. Notice of Certain Events Affecting Registration. Company shall promptly notify Holder upon the occurrence of any of the following events in respect of a registration statement or related prospectus covering the Common Stock underlying the Debentures: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock underlying the Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and Company shall promptly make available to Holder any such supplement or amendment to the related prospectus.

         l. Indemnification. In consideration of Holder's execution and delivery of this Subscription Agreement and the Debenture Registration Rights Agreement and acquiring the Debentures hereunder and in addition to all of Company's other obligations under the Transaction Documents, Company shall defend, protect, indemnify and hold harmless Holder and all of its shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Subscription Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, (v) the status of Holder as an investor in Company, except, in the case of any of such clauses, insofar as any such Indemnified Liability was attributable to gross negligence, willful misconduct or any illegal activity on the part of Holder and, in the case of clause, (v) only, insofar as any such Indemnified Liability was attributable to an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with written information furnished to Company by Holder which is specifically intended by Holder for use in the preparation of any Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing undertaking by Company may be unenforceable for any reason, Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Holder may have, and any liabilities to which Holder may be subject. Notwithstanding the foregoing, Company shall have no indemnification responsibility in the event Holder fails to timely notify Company of a claim or potential claim for which indemnification is sought, but only to the extent Company is prejudiced thereby. Company shall have the right to control the defense of any such claim and Holder shall not consent to any settlement of any such claim without the prior written consent of Company (which shall not be unreasonably withheld or delayed). Holder shall provide indemnification comparable in scope and coverage to Company and corresponding related persons in respect of any Indemnified Liability if and to the extent attributable to gross negligence, willful misconduct or any illegal activity on the part of Holder, and shall be obligated to reimburse Company and such persons to the same extent as Company's reimbursement obligations under Section 4(m) hereof.

         m.  Reimbursement.  If (i)  Holder,  other  than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Holder is impleaded in any such action, proceeding or investigation by any person, or (ii) Holder, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Holder is impleaded in any such action, proceeding or investigation by any person, then in any such case, Company will reimburse Holder for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Holder is a named party, Company will pay to Holder the charges, as reasonably determined by Holder, for the time of any officers or employees of Holder devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Subscription Agreement. The reimbursement obligations of Company under this Section shall be in addition to any liability which Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Holder that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Holder and any such affiliate, and shall be binding upon and inure to the benefit of any successors of Company, Holder and any such affiliate and any such person.

         n. Transfer Agent. Company covenants and agrees that, in the event that Company's agency relationship with the transfer agent should be terminated for any reason prior to the Maturity Date (as defined in the Debenture), and Company shall immediately appoint a new transfer agent. Company shall be up to date with all payments to the transfer agent, and continue to pay transfer agent as outlined in the Irrevocable Transfer Agent Agreement.

5.           Opinion Letter/Board Resolution.

         Prior to or on the Closing Date, Company shall deliver to Holder an opinion letter signed by counsel for Company in the form attached hereto as Exhibit D.

         If so requested by Holder, Company shall instruct counsel to write a Rule 144 opinion letter provided the necessary paperwork has been submitted and the Exemption applies (as defined herein). If Company's counsel fails to provide a Rule 144 opinion letter in a timely manner, then Company shall: (a) pay the Investor's counsel to write said Rule 144 opinion letter; and (b) instruct the designated transfer agent to accept and rely upon the Rule 144 opinion letter attached hereto as Exhibit E. Also, prior to or on the Closing Date, Company shall deliver to Holder a signed Board Resolution authorizing this Offering, which shall be attached hereto as Exhibit F.

6.           Delivery Instructions; Fees.

         The Debentures being purchased hereunder shall be delivered to Holder on the Closing Date at which time funds will be wired to the escrow account and the Debentures will be delivered to Holder, per Holder's instructions.

7.           Understandings.

         Holder understands, acknowledges and agrees as follows:

         a. No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Offering for investment nor any recommendation or endorsement of the Debentures or Company.

         b. The representations, warranties and agreements of Holder and Company contained herein shall be true and correct in all material respects on and as of the date of the sale of the Debentures as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Debentures.

         c. In making an investment decision, Holder is relying on its own examination of Company and the terms of the Offering, including the merits and risks involved. The shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

         d. The Offering is intended to be exempt from registration by virtue of
Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

         e. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, Holder may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

         f. The shares may not be resold except as permitted under the securities act and applicable state securities laws, pursuant to registration or exemption therefrom. Holder should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

8.           Disputes Subject To Arbitration Governed By Massachusetts Law.

         a. The parties to this Subscription Agreement will submit all disputes arising under it to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit Secured Party's right to obtain an injunction for a breach of this Subscription Agreement from a court of law.

9.           Miscellaneous.

         a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to Company:         Attn: Kevin Kelly
                                Patient Portal Technologies, Inc.
                                7108 Fairway Drive, Ste. 215
                                Palm Beach Gardens, FL 33418
                                Telephone: (561) 630-7688
                                Fax:
                                   ------------------------------


         If to Holder:          Dutchess Capital Management, LLC
                                50 Commonwealth Ave, Suite 2
                                Boston, MA  02116
                                Attention: Douglas Leighton
                                Telephone: (617) 301-4700
                                Facsimile: (617) 249-0947

         Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

         b. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

         c. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

         d. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by facsimile transmission: (i) if to Company, at it's executive offices, or (ii) if to Holder, at the address for correspondence set forth in the Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph.

         e. This Subscription Agreement and all related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

         f. Any provision of this Agreement, or of any other Transaction Documents, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Holder hereby waives any provision of law which renders any provision of this Agreement or any other Transaction Documents prohibited or unenforceable in any respect.

         g. This Subscription Agreement shall not be assignable.

         h. This Subscription Agreement, together with Exhibit A through Exhibit F and the Schedules attached hereto and made a part of this Subscription Agreement by this reference, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

         i. This Subscription Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Subscription Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Subscription Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         j. When in this Subscription Agreement or the Transaction Documents, reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party. No party hereto may transfer any rights under this Subscription Agreement or the Transaction Documents, unless the transferee agrees to be bound by, and comply with all of the terms and provision of this Subscription Agreement and the Transaction Documents, as if an original signatory hereto on the date hereof.

         k. Company hereby represent and warrants to Holder that: (i) it has voluntarily entered into this Subscription Agreement of its own freewill, (ii) it is not entering into this Subscription Agreement under economic duress, (iii) the terms of this Subscription Agreement are reasonable and fair to Company, and
(iv) Company has had independent legal counsel of its own choosing review this Subscription Agreement, advise Company with respect to this Subscription Agreement, and represent Company in connection with its entering into this Subscription Agreement.

         l. Notwithstanding anything in this Subscription Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) Holder makes no representations or covenants that it will not engage in trading in the securities of Company; (ii) Company shall, by 8:30 a.m. Boston time on the trading day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Transaction Documents; (iii) Company has not and shall not provide material non-public information to Holder unless prior thereto Holder shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) Company understands and confirms that Holder will be relying on the acknowledgements set forth in clauses (i) through (iii) above if Holder effects any transactions in the securities of Company.

         m. Any capitalized term used but not defined in this Subscription Agreement shall have the meaning ascribed to it in the Transaction Documents.

10.          Closing Costs.

         Company shall pay to Holder, upon Closing, $210,000 as a closing expense.

11.          Waiver.

         Holder's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of Holder under this Subscription Agreement to demand strict compliance and performance herewith. Any waiver by Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of Company contained in this Subscription Agreement, and no Event of Default, shall be deemed to have been waived by Holder, nor may this Subscription Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by Holder.

12.          Governmental Changes.

         In the event that any rules, regulations, oral or written interpretations or Comments (as defined in the Debenture Registration Rights Agreement) from the SEC, NASD, NYSE, NASDAQ or other governing or regulatory body, prohibit or hinder any operation of this Subscription Agreement or the other Transaction Documents, the parties hereto hereby agree that those specific terms and conditions shall be negotiated in good faith on similar terms within five (5) business days, and shall not alter, diminish or affect any other rights, duties, obligations or covenants in Transaction Documents and that all terms and conditions will remain in full force and effect except as is necessary to make those specific terms and conditions comply with applicable rule, regulation, interpretation or Comment. Failure for Company to agree to on such new terms as necessary to achieve the intent of the original documents shall constitute and Event of Default as outlined in Article 6 in the Debenture and accordingly Holder may elect to take actions as outlined in the Debenture and the other Transaction Documents.

13.          No Oral Agreements.

         This Subscription Agreement and the other Transaction Documents represent the final definitive agreements between Company and Holder and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties; there are no unwritten oral agreements among the parties.


                            [SIGNATURE PAGE FOLLOWS]

                        PATIENT PORTAL TECHNOLOGIES, INC.

                             INVESTOR QUESTIONNAIRE


         The information contained in this Investor Questionnaire (this "Questionnaire") is being furnished in order to determine whether the undersigned's subscription to purchase the Debentures described in the accompanying Subscription Agreement may be accepted.

         ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned understands, however, that Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the securities is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Further, the undersigned understands that the offering is required to be reported to the United States Securities and Exchange Commission (the "SEC" or the "Commission"), and to various state securities and "blue sky" regulators.

         IN ADDITION TO SIGNING THE SIGNATURE PAGE, IF REQUESTED BY PATIENT PORTAL TECHNOLOGIES, INC., A DELAWARE CORPORATION ("COMPANY"), THE UNDERSIGNED MUST COMPLETE FORM W-9.


I.       PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES.

[ ]           1. The undersigned:  (a) has total assets in excess of $5,000,000;
         (b) was not formed for the specific purpose of acquiring the securities; and (c) has its principal place of business in ___________.

[ ]           2. The undersigned is a natural person whose individual net worth*
         or joint net worth with his or her spouse exceeds $1,000,000.

[ ]           3. The  undersigned  is a  natural  person  who had an  individual income* in excess of $200,000 in each of the two most recent years and who reasonably expects an individual income in excess of $200,000 in the current year. Such income is solely that of the undersigned and excludes the income of the undersigned's spouse.

[ ]           4. The  undersigned is a natural person who,  together with his or her spouse, has had a joint income* in excess of $300,000 in each of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year.

* ________ For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining "income", an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

              5. The undersigned is:

[ ]           (a) a bank as defined in Section 3(a)(2) of the Securities Act; or

[ ]           (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

[ ]           (c) a broker or dealer  registered  pursuant  to Section 15 of the
         Securities  Exchange Act of 1934, as amended (the "Exchange  Act");  or

[ ]           (d) an  insurance  company  as  defined  in  Section  2(13) of the
         Securities Act; or

[ ]           (e) An investment  company registered under the Investment Company
         Act of 1940 (the "ICA"), as amended, or a business development company as defined in Section 2(a)(48) of the ICA; or

[ ]           (f) a small business investment company licensed by the U.S. Small
         Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

X             6. The  undersigned is an entity in which all of the equity owners are accredited investors.

II.          HOLDER INFORMATION.

             Name of Entity: Dutchess Private Equities Fund, LTD

             Person's Name: Douglas Leighton, Managing Member

             State of Organization: Cayman Islands

             Principal Business Address: 50 Commonwealth Ave., Suite 2
                                         -----------------------------

             City, State, Zip Code: Boston, MA 02116
                                    ----------------

             Taxpayer Identification Number: ___________

             Phone: 617-301-4700   Fax: 617-249-0947
                    ------------        ------------

             Send Correspondence to: Same as above

                        PATIENT PORTAL TECHNOLOGIES, INC.
                        ---------------------------------

                                 SIGNATURE PAGE
                                 --------------

         Your signature on this Signature Page evidences your agreement to be bound by the accompanying Questionnaire and the Transaction Documents (as such term is defined in the accompanying Subscription Agreement).

         1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the undersigned will notify Patient Portal Technologies, Inc. ("Company") immediately if any material change in any of the information occurs prior to the acceptance of the undersigned's subscription and will promptly send Company written confirmation of such change.

         2. The undersigned signatory hereby certifies that he/she has read and understands the Transaction Documents, including the Subscription Agreement and Questionnaire, and the representations made by the undersigned in said documents are true and accurate.

         $7,000,000                                  November 1, 2007
------------------------------                    ------------------------
Amount of Debentures being purchased                       Date



DUTCHESS PRIVATE EQUITIES FUND, LTD,


By: _________________________
         Name: Douglas H. Leighton
         Title: Director

                        PATIENT PORTAL TECHNOLOGIES, INC.
                        ---------------------------------

                             COMPANY ACCEPTANCE PAGE
                             -----------------------


         This Subscription Agreement is hereby accepted and agreed to this 1st day of November, 2007, by Patient Portal Technologies, Inc.

Patient Portal Technologies, Inc.


By ________________________________
Name: Kevin Kelly, Chief Executive Officer


By:________________________________
Thomas Hagan, Secretary, Acting CFO and Director


By:________________________________
David Wolf , Chief Operating Officer

                                LIST OF EXHIBITS
                                ----------------


EXHIBIT A                           Notice of Conversion
EXHIBIT B                           Debenture Registration Rights Agreement
EXHIBIT C                           Debenture
EXHIBIT D                           Opinion of Company's Counsel
EXHIBIT E                           Reliance on Opinion Letter
EXHIBIT F                           Board Resolution
EXHIBIT G                           Hospital Contracts


                                LIST OF SCHEDULES
                                -----------------

Schedule 3(a)                       Subsidiaries
-------------
Schedule 3(c)                       Capitalization
-------------
Schedule 3(e)                       Conflicts
-------------
Schedule 3(g)                       Material Changes
-------------
Schedule 3(h)                       Litigation
-------------
Schedule 3(l)                       Intellectual Property
-------------
Schedule 3(n)                       Liens
-------------
Schedule 3(t)                       Certain Transactions
-------------

                                    EXHIBIT A
                                    ---------

                              NOTICE OF CONVERSION

TO: PATIENT PORTAL TECHNOLOGIES, INC.

         The undersigned hereby irrevocably elects, as of ________________, to convert $________________ of its convertible debenture (the "Debenture") into Common Stock of Patient Portal Technologies, Inc. ("Company") according to the conditions set forth in the Debenture issued by Company.

Date of Conversion: ________________________________________________


Applicable Conversion Price: ________________________________________


Number of Debentures Issuable upon this Conversion: _______________________


Name(Print): Dutchess Private Equities Fund, LTD

Address: 50 Commonwealth Ave, Boston, MA 02116

Phone: 617-301-4700                 Fax: 617-249-0947
       ------------                      ------------



                   By:_______________________________________

                                    EXHIBIT D
                                    ---------

                          OPINION OF COMPANY'S COUNSEL

                                   Law Offices
                             WILLIAM J. REILLY, ESQ.
                             401 Broadway, Suite 912
                              New York, N.Y. 10013
                                 (212) 683-1570
                               (Fax (212) 219-9167
                            e-mail: WJReilly@msn.com

November 1, 2007


Dutchess Capital Management, LLC
50 Commonwealth Ave, Suite 2
Boston, MA  02116
Attention: Douglas Leighton

Re:      Patient Portal Technologies, Inc.
         ---------------------------------

Ladies and Gentlemen:

         As counsel to Patient Portal Technologies, Inc. ("Company"), we are familiar with its Articles of Incorporation and Bylaws and with the corporate proceedings taken by it in connection with the proposed issuance and sale of convertible debentures (the "Securities") pursuant to the related Subscription Agreement and the other Transaction Documents (as such term is defined in the Subscription Agreement) (collectively the "Agreements").

         We have been furnished with copies, certified or otherwise identified to our satisfaction, of the Agreements, and have examined such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

         In conducting our examination, we have assumed the following: (i) that each of the Agreements has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Agreements has been duly and validly authorized, executed and delivered by the party or parties thereto other than Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than Company, enforceable against such party or parties in accordance with the Agreements' terms.

         Based upon the subject to the foregoing, we are of the opinion that:

         1. Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and conduct its business as presently conducted.

         2. The authorized capital stock of Company consists of 100,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock") and 1,000,000 shares of unclassified Preferred Stock ($.01 par value).

         3. To our knowledge, (i) Company's equity securities are not registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) Company is required to file reports with the United States Securities and Exchange Commission (the "SEC") pursuant to
Section 15(d) of the Exchange Act.;

         4. When duly countersigned by Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities [and any Common Stock to be issued upon the conversion of the Securities] as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

         5 Company has the requisite corporate power and authority to enter into the Subscription Agreement and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in the Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of Company, and is a valid and binding agreement of Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, public policy, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed;

         6. Neither the execution, delivery and performance of the Subscription Agreement and Securities by Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) Company's Certificate of Incorporation or Bylaws,
(ii) any indenture, mortgage, deed of trust, agreement or other instrument to which Company is party or by which it or any of its property is bound, (iii) any applicable statute or regulation or as other, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over Company or any of its property.

         7. To the best of our knowledge, there is no pending or threatened litigation, investigation or other proceedings against Company.

         8. Company complies with the eligibility requirements for the use of Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act").

         This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State of New York and the Delaware General Corporation Law and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Subscription Agreement and Securities may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of New York.

         The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Subscription Agreement and Securities and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                                 Very truly yours,


                                                 ----------------------------
                                                 WILLIAM J. REILLY

                                    EXHIBIT E
                                    ---------


Continental Stock Transfer and Trust Co.
17 Battery Place
New York, NY 10004
Telephone: (212) 509-4000
Facsimile: (212) 616-7620

RE: Issuance of Common Stock

To Whom It May Concern:

Please use this letter as authorization to have the attached request for the issuance of free trading shares, pursuant to Rule 144 of the Securities Act, to Dutchess Private Equities Fund, Ltd which acquired the fully paid, non-assessable securities.

The Company does hereby instruct Continental Stock Transfer and Trust Co. to rely on the opinion for resale of shares from Trombly Business Law or Gersten Savage, LLP.

The Company represents that Dutchess is not recognized as an affiliate of Company.

Regards,



Kevin Kelley
Chief Executive Officer
Patient Portal Technologies, Inc.

                                    EXHIBIT F
                                    ---------

                                BOARD RESOLUTIONS

                                    EXHIBIT G
                                    ---------



                            CONTRACTS TO BE ACQUIRED


                                    CONTRACT
     HOSPITAL                       SIGNED/BEG              TERM
     --------                       ----------              ----
     Greater Southeast              8/12/1996            12 months
     University Hospital            10/3/2006              1 yr.
     St. Lukes Memorial        No Contract on file
     Park Ridge                      7/1/2005              3 yrs.
     Faxton                    No Contract on file
     Mercy Medical             No Contract on file
     Delaware County                7/24/2003              5 yrs.
     Crozer                         7/24/2003              5 yrs.
     Monmouth                       2/19/2007              2 yrs.
     Genesys                        7/28/2004           6 mo. Trial
     Nanticoke                      11/8/2004              3 yrs.
     Raritan Bay                    11/1/2004              3 yrs.
     RIM                             7/1/2005              3 yrs.
     Monogahela Valley               7/6/2005              7 yrs
     Southampton                    1/25/2006              3 yrs.
     Harrisburg                     July 2007              3 yrs.
     CGOH                           July 2007              3 yrs.
     Meadowlands                    July 2007              7 yrs.

                                  SCHEDULE 3(a)
                                  ------------

                                  SUBSIDIARIES


         Name                     State of Incorporation              EIN
------------------------------    ----------------------          ----------

Patient Portal Connect, Inc.           Delaware                   11-3780465
TB&A Hospital Television, Inc.         New York                   16-1349979

                                  SCHEDULE 3(c)
                                  -------------

                                 CAPITALIZATION

                                  SCHEDULE 3(e)
                                  -------------

                                    CONFLICTS

                                  SCHEDULE 3(g)
                                  -------------

                                MATERIAL CHANGES

                                  SCHEDULE 3(h)
                                  -------------

                                   LITIGATION

                  None, except as disclosed in Company's SEC Filings.

                                  SCHEDULE 3(l)
                                  -------------

                              INTELLECTUAL PROPERTY


                                      None

                                  SCHEDULE 3(n)
                                  -------------

                                      LIENS

                                  SCHEDULE 3(t)
                                  -------------

                              CERTAIN TRANSACTIONS

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